Exhibit 1

                             VOTING AGREEMENT

               AGREEMENT, dated as of October 5, 1997 between (i) Federal Express Corporation, a Delaware corporation ("Buyer"), (ii) G. James Roush and Sarah Roush Werner (each, with respect to the Free Shares (as defined below), a "Shareholder", and a "Shareholder Party" and with respect to the Trust Shares (as defined below), a "Beneficiary"), and (iii) G. James Roush and Richard A. Chenoweth (each a "Trustee", and together, the "Trustees", in each case together with any successors in their capacity as trustees under the Trust Agreement (as defined below)). Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

               WHEREAS, the Beneficiaries and the Trustees, among others, are parties to an Amended and Restated Voting Trust Agreement effective as of November 1, 1992 (the "Trust Agreement");

               WHEREAS, the Beneficiaries beneficially own, and the Shareholder Parties are record and beneficial owners of, shares of common stock, without par value, of the Company (the "Shares") and certain of such Shares are subject to the Trust Agreement;

               WHEREAS, in order to induce Buyer to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among Buyer, Caliber System, Inc., an Ohio corporation (the "Company"), Fast Holding Inc., a Delaware corporation, Fast Merger Sub Inc., a Delaware corporation, and Tires Merger Sub, Inc., a Delaware corporation, Buyer has requested the Beneficiaries, Shareholder and the Trustees, and the Beneficiaries, Shareholder and the Trustees have agreed, to enter into this Agreement with respect to the Shares;

               NOW, THEREFORE, the parties hereto agree as follows:




                                   ARTICLE 1
                               Voting Agreement

               Section 1.1. Voting Agreement. (a) Each Beneficiary hereby agrees to instruct the Trustees in accordance with the Trust Agreement, and each Trustee hereby agrees, to the extent so instructed in accordance with the Trust Agreement, to vote any Trust Shares held by them at the time of any vote to approve and adopt the Merger Agreement (attached as Appendix A hereto), the Tires Sub Merger and the transactions contemplated by the Merger Agreement and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company (the "Meeting") in favor of the approval and adoption of the Merger Agreement, the Tires Sub Merger and the transactions contemplated by the Merger Agreement (collectively, the "Proposal").

           (b) Each Shareholder Party hereby agrees to vote such person's Free Shares held by them at the time of the Meeting in favor of the Proposal at the Meeting. Section 1.2. Revocation of Proxy. Each Shareholder Party and Trustee hereby revokes any and all previous proxies granted with respect to the Shares; provided, however, that nothing contained herein shall in any way affect the validity of the Trust Agreement.

               Section 1.2. Revocation of Proxy . Each Shareholder Party and Trustee hereby revokes any and all previous proxies granted with respect to the Shares; provided, however, that nothing contained herein shall in any way affect the validity of the Trust Agreement.


                                   ARTICLE 2
             Representations and Warranties of Shareholder Parties

               Each Shareholder Party represents and warrants, severally and not jointly, to Buyer that:

               Section 2.1. Authorization. Such Shareholder Party has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding Agreement of such Shareholder Party. If a Shareholder Party is married and the Shares set forth on Annex A or Annex B hereto opposite such Shareholder Party's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Shareholder Party's spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

               Section 2.2. Non-Contravention. The execution, delivery and performance by such Shareholder Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, law, rule, regulation, judgment, injunction, order, decree or arrangement to which such Shareholder Party is a party or by which such Shareholder Party is bound or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder Party is entitled under any provision of any agreement or other instrument binding on such Shareholder Party.

               Section 2.3. Ownership of Shares. (a) The Shareholder Party is the record (except for certain Shares held through revocable trusts) and beneficial owner of the number of Shares set forth opposite the name of such Shareholder Party on Annex A hereto (the "Free Shares"), free and clear of any Lien and any other limitation or restriction. The Shareholder Party has sole voting power, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Free Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and subject, in the case of Shares which constitute community property under applicable law, to the rights and powers of such Shareholder Party's spouse under applicable community property laws. None of the Free Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

           (b) Each Beneficiary is the beneficial holder of the number of Shares set forth opposite the name of such Beneficiary on Annex B hereto (the "Trust Shares"), free and clear of any Lien and any other limitation or restriction other than as set forth in the Trust Agreement. Each Beneficiary has sole power to issue instructions with respect to the matters set forth in
Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Trust Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement and the Trust Agreement.

               Section 2.4. Total Shares. Except for the Free Shares and the Trust Shares, such Shareholder Party does not own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) other than any stock option relating to such Shareholder Party's service as a director of the Company, options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

               Section 2.5. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder Party.




                                   ARTICLE 3
                  Representations and Warranties of Trustees

               Each Trustee represents and warrants, severally and not jointly, to Buyer that:

               Section 3.1. Authorization. The execution, delivery and performance by such Trustee of this Agreement and the consummation of the transactions contemplated hereby are within the powers of such Trustee and have been duly authorized by all necessary action on the part of the Trustee. This Agreement constitutes a valid and binding agreement of the Trustee.

               Section 3.2. Non-contravention. The execution, delivery and performance by Trustee of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree,
(ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any material benefit to which such Trustee or any Beneficiary is entitled under any provision of any agreement or other instrument binding on such Trustee or any Beneficiary or (iii) conflict with or result in a breach of the Trust Agreement.




                                 ARTICLE 4
                    Representations and Warranties of Buyer


Buyer represents and warrants to the Beneficiaries and the Trustees:

               Section 4.1. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Buyer.





                                   ARTICLE 5
                                 Miscellaneous

               Section 5.1. Further Assurances. Buyer, the Shareholder Parties and the Trustees will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

               Section 5.2. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

               Section 5.3. Expenses. Any cost and expense incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               Section 5.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any Affiliate of Buyer.

               Section 5.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

               Section 5.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               Section 5.7. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 5.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

               Section 5.9. Voting Trust Agreement. If any term, provision or covenant of this Agreement is inconsistent with any provision of the Trust Agreement, the terms of the Trust Agreement shall prevail.

               Section 5.10. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               if to any of the Shareholder Parties or the Trustees, to such Person at the address indicated on the signature pages hereof, in each case,

                  with a copy to:

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  New York, NY  10019-7475
                  Attention:  Robert A. Kindler

               if to the Buyer, to:

                  Federal Express Corporation
                  1980 Nonconnah Boulevard
                  Memphis, TN 38132
                  Fax:  (901) 395-5034
                  Attention:  Kenneth R. Masterson

            with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  825 Eighth Avenue
                  New York, NY 10017
                  Attention:  Dennis S. Hersch

or to such other address or telecopy number such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received, (b) if by overnight delivery service with proof of delivery, the next business day or
(c) if given by any other means, when delivered at the address specified in this Section.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




                             FEDERAL EXPRESS CORPORATION


                             By:  /s/   Kenneth R. Masterson
                                 -------------------------------------
                                 Name: Kenneth R. Masterson
                                 Title: Executive Vice President,
                                         General Counsel and Secretary



                             G. JAMES ROUSH, as Shareholder and Trustee


                             By:  /s/   G. James Roush
                                 -------------------------------------
                                 Name: G. James Roush
                                 Address: c/o John E. Lynch, Jr.
                                          Caliber System, Inc.
                                          3925 Embassy Boulevard
                                          Akron, OH 44333


                             RICHARD A. CHENOWETH, as Trustee


                             By:  /s/   Richard A. Chenoweth
                                 -------------------------------------
                                 Name: Richard A. Chenoweth
                                 Address: c/o John E. Lynch, Jr.
                                          Caliber System, Inc.
                                          3925 Embassy Boulevard
                                          Akron, OH 44333


                             SARAH ROUSH WERNER


                             By:  /s/   Sarah Roush Warner
                                 -------------------------------------
                                 Name: Sarah Roush Warner
                                 Address: c/o John E. Lynch, Jr.
                                          Caliber System, Inc
                                          3925 Embassy Boulevard
                                          Akron, OH 44333






                                                     Annex A



                                Free Shares


Shareholder                               No. of Shares Owned
-----------                               -------------------

G. James Roush                                  34,237

Sarah Roush Werner                              697,466







                                                     Annex B


                               Trust Shares


Beneficiary                               No. of Shares Owned
-----------                               -------------------

G. James Roush                                 2,000,000

Sarah Roush Werner                             2,601,239